Exhibit 5.1

Writer’s email: kps@fdlawlv.com

January 30, 2025

Board of Directors

High Wire Networks, Inc.

30 N Lincoln Street

Batavia, IL 60510

Re:	High Wire Networks, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special Nevada counsel for High Wire Networks, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) and prospectus contained therein (the “Prospectus”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering (i) of up to 750,000 shares of our common stock (the “Primary Offering Shares”), par value $0.00001 per share (the “Common Stock”) and (ii) for resale of up to an aggregate of 583,296 shares of Common Stock (the “Resale Shares” and, together with the Primary Offering Shares, the “Shares”) issuable upon conversion or exercise of certain outstanding senior secured convertible debentures (the “Debentures”), Series F Preferred Stock of the Company (the “Series F”) and warrants to purchase Common Stock (the “Warrants”), in each case issued by the Company for the account of the selling stockholders identified in the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the state of Nevada. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

3275 South Jones Blvd., Suite 105 | Las Vegas, Nevada 89146 | Phone: (702) 307-9500 | Fax: (702) 382-9452

High Wire Networks, Inc.

January 30, 2025

For purposes of the opinion expressed below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Shares are issued.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

2.	The Primary Offering Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

3.	The Resale Shares have been duly authorized and, when issued and sold in accordance with the terms of the Debentures, the Series F and the Warrants, as applicable, and in the manner described in the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ FLANGAS LAW GROUP

FLANGAS LAW GROUP